Exhibit 99.1
Diodes Incorporated Reports Fourth Quarter and Fiscal 2009 Financial Results
Revenue Increases 50% and Gross Profit Increases 83% Over Prior Year Quarter
Dallas, Texas – February 9, 2010 – Diodes Incorporated (Nasdaq: DIOD), a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete and analog semiconductor markets, today reported financial results for the fourth quarter and fiscal year ended December 31, 2009.
Year 2009 Highlights:
•	Revenue increased to a record $434.4 million from $432.8 million in 2008, which included 7 months of the Zetex acquisition;

•	Revenue for the second half of 2009 of $252.4 million was 14 percent higher compared to $221.2 million in the second half of 2008, both of which include Zetex;

•	Gross profit was $121.2 million, or 27.9 percent of revenue;

•	GAAP net income was $7.5 million, or $0.17 per diluted share;

•	Non-GAAP adjusted net income was $24.1 million, or $0.55 per diluted share;

•	Excluding $7.0 million of share-based compensation expense, both GAAP and non-GAAP adjusted net income would have increased by $0.16 per diluted share;

•	Achieved $65.5 million cash flow from operations, $138.5 million net cash flow and $43.1 million free cash flow;

•	Generated $66.9 million of EBITDA; and

•	Repurchased approximately $48 million principal amount of Convertible Senior Notes, reducing outstanding balance to approximately $135 million par value.
Fourth Quarter Highlights:
•	Revenue was $130.3 million, an increase of 50 percent over the $87.1 million in the fourth quarter of 2008 and an increase of 7 percent over the $122.1 million in the third quarter of 2009;

•	Gross profit was $41.8 million, an increase of 83 percent over the $22.9 million in the fourth quarter of 2008 and an increase of 11 percent over the $37.6 million in the third quarter of 2009;

•
Gross margin was 32.1 percent, a 580 basis point increase over the 26.3 percent in the fourth quarter of 2008 and a 130 basis point increase over the 30.8 percent reported in the third quarter of 2009;

•
GAAP net income was $14.2 million, or $0.32 per diluted share, compared to fourth quarter of 2008 net income of $8.7 million, or $0.21 per diluted share, and third quarter of 2009 net income of $7.0 million, or $0.16 per diluted share;

•
Non-GAAP adjusted net income was $16.3 million, or $0.36 per diluted share, compared to adjusted net income of $4.7 million, or $0.11 per diluted share, in the fourth quarter of 2008 and adjusted net income of $9.0 million, or $0.21 per diluted share in the third quarter of 2009;

•	Excluding $2.2 million of share-based compensation expense, both GAAP and non-GAAP adjusted net income would have increased by $0.05 per diluted share;

•	Achieved $21.5 million cash flow from operations, $115.9 million net cash flow and $12.0 million free cash flow; and

•	EBITDA was $25.3 million, a 35 percent improvement over the $18.7 million in the fourth quarter of 2008 and 18 percent over the $21.4 million for the third quarter of 2009.
Commenting on the results, Dr. Keh-Shew Lu, President and Chief Executive Officer of Diodes Incorporated,

stated, “I am very pleased with our results and accomplishments throughout 2009. At this time last year, our industry and economy experienced one of the most challenging periods in over a decade. In response, Diodes implemented decisive measures that properly positioned the Company for its recent return to a profitable growth model, resulting in revenue increasing 50 percent and gross profit increasing 83 percent over the prior year quarter. Additionally, our achievement of record revenue in 2009 demonstrates the flexibility of our business model and successful execution on our new product initiatives, enabling us to increase market share while capitalizing on the continued improvements in the global economy. I believe we have emerged from this downturn as a stronger company with enhanced scale, broadened product offerings, a high level of design wins and expanded growth opportunities as we enter 2010.”
For the fiscal year 2009, revenue increased to a record $434.4 million, compared to $432.8 million in fiscal 2008, which included 7 months of the Zetex acquisition. Gross profit was $121.2 million, or 27.9 percent of revenue, compared to $132.5 million, or 30.6 percent of revenue, in the prior year. GAAP net income was $7.5 million, or $0.17 per diluted share, compared to $28.2 million, or $0.66 per diluted share, in 2008.
Non-GAAP adjusted net income for 2009 was $24.1 million, or $0.55 per diluted share, which excluded, net of tax, $10.6 million non-cash tax expense related to repatriation of foreign earnings, $5.1 million of non-cash interest expense related to the amortization of debt discount on the Convertible Senior Notes, $3.4 million of non-cash acquisition related intangible asset amortization costs, a $1.3 million loss on forgiveness of debt, a $0.7 million loss on the extinguishment of debt and $0.5 million of restructuring charges, compared to adjusted net income of $42.2 million, or $0.99 per diluted share, in the prior year. The following is a summary reconciliation of GAAP net income to non-GAAP adjusted net income and per share data, net of tax (in thousands, except per share data):

Twelve Months Ended
December 31, 2009
GAAP net income	$7,513

GAAP diluted earnings per share	$0.17

Adjustments to reconcile net income to adjusted net income:

Taxes on repatriation of foreign earnings	10,631

Amortization of debt discount	5,064

Amortization of acquisition related intangible assets	3,357

Forgiveness of debt	(1,257)

Other	(1,236)

Non-GAAP adjusted net income	$24,072

Non-GAAP adjusted diluted earnings per share	$0.55

See tables below for further details of the reconciliation.
Included in fiscal 2009 GAAP and non-GAAP adjusted net income was approximately $7.0 million, net of tax, non-cash share-based compensation expense. Excluding this expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.16 per diluted share.
Revenue for the fourth quarter of 2009 was $130.3 million, an increase of 50 percent over the $87.1 million in the same period last year and an increase of approximately 7 percent over the $122.1 million in the third quarter of 2009. The sequential increase in revenue was driven primarily by an increase in market share due to continued strength in Asia for the Company’s products utilized in end-equipment such as LCD and LED televisions, LCD panels, set-top boxes, mobile handsets and notebooks, combined with general market improvements in North America and Europe.
Gross profit for the fourth quarter of 2009 was $41.8 million, or 32.1 percent of revenue, compared to $22.9 million, or 26.3 percent, in the fourth quarter of 2008 and $37.6 million, or 30.8 percent of revenue, in the third quarter of 2009. The sequential increase in gross margin was attributable to continued improvements in utilization at the Company’s wafer fabrication facilities.
Fourth quarter of 2009 GAAP net income was $14.2 million, or $0.32 per diluted share, compared to net income of $8.7 million, or $0.21 per diluted share, in the fourth quarter of 2008 and net income of $7.0 million, or $0.16 per diluted share, in the third quarter of 2009.
Non-GAAP adjusted net income was $16.3 million, or $0.36 per diluted share, which excluded, net of tax, $1.1 million of non-cash interest expense related to the amortization of debt discount on the Convertible Senior Notes, $0.9 million of non-cash acquisition related intangible asset amortization costs, and nominal amounts for forgiveness of debt and loss on extinguishment of debt, compared to adjusted net income of $4.7 million, or $0.11 per diluted share, in the fourth quarter of 2008 and adjusted net income of $9.0 million, or $0.21 per diluted share, in the third quarter of 2009. The following is a summary reconciliation of GAAP net income to non-GAAP adjusted net income and per share data, net of tax (in thousands, except per share data):

Three Months Ended
December 31, 2009
GAAP net income	$14,212

GAAP diluted earnings per share	$0.32

Adjustments to reconcile net income to adjusted net income:

Amortization of debt discount	1,117

Amortization of acquisition related intangible assets	853

Other	73

Non-GAAP adjusted net income	$16,255

Non-GAAP adjusted diluted earnings per share	$0.36

See tables below for further details of the reconciliation.
Included in the fourth quarter of 2009 GAAP and non-GAAP adjusted net income was approximately $2.2 million, net of tax, non-cash share-based compensation expense. Excluding this expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.05 per diluted share.
EBITDA, which represents earnings before net interest expense, income tax provision, depreciation and amortization, for the fourth quarter of 2009 was $25.3 million, compared to $18.7 million for the fourth quarter of 2008 and $21.4 million for the third quarter of 2009. For a reconciliation of GAAP net income to EBITDA, see table below.
As of December 31, 2009, Diodes had approximately $539 million in cash and short-term investments, consisting of approximately $242 million in cash and $297 million in short-term investments of par value auction rate securities, which can be put back to UBS AG at par on June 30, 2010 under the previously disclosed settlement (net of the related current liability “no net cost” loan of $297 million). In addition, the Company had $125 million in long-term debt primarily related to its Convertible Senior Notes.
For the year ended December 31, 2009, net cash provided by operating activities was $65.5 million; net cash provided by investing activities was $1.9 million; net cash provided by financing activities was $67.9 million; and

free cash flow was $43.1 million.
Business Outlook
Dr. Lu concluded, “We expect continued growth momentum in the first half of 2010 and remain positive on our outlook due to design win traction and new product introductions. Despite the first quarter being a typically seasonally slower period for our markets, we are seeing strong customer demand in the consumer and communications markets, in particular for our products utilized in panels for LCD and LED televisions as well as smartphones and set-top boxes. Further, we are also beginning to see market stabilization in North America and Europe. As such, we expect revenue for the first quarter of 2010 to range between $131 million and $137 million, up 0.5 to 5.1 percent sequentially. This forecast represents our fourth consecutive quarter of revenue growth and is within reach of our peak quarterly revenue achieved in the third quarter of 2008. This growth corresponds to an increase of approximately 70 percent from the low point in the first quarter of 2009. Additionally, due to a favorable pricing environment and continued improvement in utilization at our wafer fabrication facilities, we expect gross margin to range between 32 percent and 33 percent in the first quarter of 2010. Operating expenses are anticipated to decrease slightly from fourth quarter levels on a percent of revenue basis. In terms of capital expenditures, we continue to authorize expenditures at our model rate of between 10 percent and 12 percent of revenue in order to expand our packaging capacity in line with demand. We expect our income tax rate for the first quarter and full year 2010 to range between 10 and 17 percent.”
Conference Call
Diodes will host a conference call on Tuesday, February 9, 2010 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its fourth quarter and fiscal 2009 financial results. Investors and analysts may join the conference call by dialing 1-866-713-8562 and providing the confirmation code 23806255. International callers may join the teleconference by dialing 1-617-597-5310. A telephone replay of the call will be made available approximately two hours after the call and will remain available until February 11, 2010 at midnight Central Time. The replay number is 1-888-286-8010 with a pass code of 52309828. International callers should dial 1-617-801-6888 and enter the same pass code at the prompt. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investors section of Diodes’ website at http://www.diodes.com. To listen to the live call, please go to the Investors section of Diodes’ website and click on the conference call link at least fifteen minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Diodes’ website for approximately 60 days.
About Diodes Incorporated
Diodes Incorporated (Nasdaq: DIOD), a Standard and Poor’s SmallCap 600 and Russell 3000 Index company, is a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete and analog semiconductor markets, serving the consumer electronics, computing, communications, industrial and automotive markets. Diodes’ products include diodes, rectifiers, transistors, MOSFETs, protection devices, functional specific arrays, amplifiers and comparators, Hall-effect sensors and temperature sensors, power management devices including LED drivers, DC-DC switching regulators, linear voltage regulators and voltage references, along with special function devices including USB power switch, load switch, voltage supervisor and motor controllers. The Company’s corporate headquarters and logistics office are located in Dallas, Texas. A sales, marketing and engineering office is located in Westlake Village, California. Design centers are located in Dallas; San Jose, California; Taipei, Taiwan; Manchester, England and Neuhaus, Germany. The Company’s wafer fabrication facilities are located in Kansas City, Missouri and Manchester; with two manufacturing facilities located in Shanghai, China, another in Neuhaus, and a joint venture facility located in Chengdu, China. Additional engineering, sales, warehouse and logistics offices are located in Taipei; Hong Kong; Manchester and Munich, Germany, with support offices located throughout the world. For further information, including SEC filings, visit the Company’s website at http://www.diodes.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such statements include statements regarding our expectation that: I believe we have emerged from this downturn as a stronger company with enhanced scale, broadened product offerings, a high level of design wins and expanded growth opportunities as we enter 2010; we expect continued growth momentum in the first half of 2010 and remain positive on our outlook due to design win traction and new product introductions; despite the first quarter being a typically seasonally slower period for our markets, we are seeing strong customer demand in the consumer and communications markets, in particular for our products utilized in panels for LCD and LED televisions as well as smartphones and set-top boxes; we are beginning to see market stabilization in North America and Europe; we expect revenue for the first quarter of 2010 to range between $131 million and $137 million, up 0.5 to 5.1 percent sequentially; this forecast represents our fourth consecutive quarter of revenue growth and is within reach of our peak quarterly revenue achieved in third quarter of 2008; this growth corresponds to an increase of approximately 70 percent from the low point in the first quarter of 2009; due to a favorable pricing environment and continued improvement in utilization at our wafer fabrication facilities, we expect gross margin to range between 32 percent and 33 percent in the first quarter of 2010; operating expenses are anticipated to decrease slightly from fourth quarter levels on a percent of revenue basis; in terms of capital expenditures, we continue to authorize expenditures at our model rate of between 10 percent and 12 percent of revenue in order to expand our packaging capacity in line with demand; and we expect our income tax rate for the first quarter and full year 2010 to range between 10 and 17 percent. Potential risks and uncertainties include, but are not limited to, such factors as: the UBS settlement may not provide us with the liquidity intended; we may not realize or maintain the anticipated cost savings or increase loadings in our manufacturing facilities; our future guidance may be incorrect; the global economic weakness may be more severe or last longer than we currently anticipated; and other information detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission.
Recent news releases, annual reports and SEC filings are available at the Company’s website: http://www.diodes.com. Written requests may be sent directly to the Company, or they may be e-mailed to: diodes-fin@diodes.com.
# # #

Company Contact:	Investor Contact:
Diodes Incorporated	Shelton Group
Carl Wertz	Leanne K. Sievers
VP, Finance and Investor Relations	EVP, Investor Relations
P: (805) 446-4800	P: (949) 224-3874
E: carl_wertz@diodes.com	E: lsievers@sheltongroup.com

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2009	2008	2009
	(As Adjusted)		(As Adjusted)
NET SALES	$87,141	$130,287	$432,785	$434,357

COST OF GOODS SOLD	64,265	88,518	300,257	313,150

Gross profit	22,876	41,769	132,528	121,207

OPERATING EXPENSES
Selling, general and administrative	15,939	20,021	68,373	70,396
Research and development	6,263	6,813	21,882	23,757
Amortization of acquisition related intangible assets	1,431	1,185	3,706	4,665
Purchased in-process research and development	—	—	7,865	—
Restructuring	4,089	—	4,089	(440)

Total operating expenses	27,722	28,019	105,915	98,378

Income (loss) from operations	(4,846)	13,750	26,613	22,829

OTHER INCOME (EXPENSES)
Interest income	2,165	964	11,991	4,871
Interest expense	(2,003)	(1,762)	(9,044)	(7,471)
Amortization of debt discount	(2,617)	(1,831)	(10,690)	(8,302)
Other	11,894	297	9,501	(777)

Total other income (expenses)	9,439	(2,332)	1,758	(11,679)

Income before income taxes and noncontrolling interest	4,593	11,418	28,371	11,150

INCOME TAX PROVISION (BENEFIT)	(4,416)	(3,622)	(2,158)	1,302

NET INCOME	9,009	15,040	30,529	9,848

Less: NET INCOME attributable to noncontrolling interest	(352)	(828)	(2,290)	(2,335)

NET INCOME attributable to common stockholders	$8,657	$14,212	$28,239	$7,513

EARNINGS PER SHARE attributable to common stockholders
Basic	$0.21	$0.33	$0.69	$0.18

Diluted	$0.21	$0.32	$0.66	$0.17

Number of shares used in computation
Basic	41,078	43,652	40,709	42,237

Diluted	41,817	45,053	42,638	43,449

Note:

(1)	The three and twelve months ended December 31, 2008 amounts were adjusted for the retrospective application of a change in accounting principle.

(2)	Throughout this release, we refer to “net income attributable to common stockholders” as “net income.”

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME
(in thousands, except per share data)
(unaudited)
For the three months ended December 31, 2009:

		Other
	Operating	Income	Income Tax
	Expenses	(Expense)	Provision	Net Income
GAAP				$14,212

Earnings per share (GAAP)
Diluted				$0.32

Adjustments to reconcile net income to adjusted net income:

Amortization of acquisition related intangible assets	1,185	—	(332)	853

Loss on extinguishment of debt	—	28	(11)	17

Forgiveness of debt	—	64	(8)	56

Amortization of debt discount	—	1,831	(714)	1,117

Adjusted (Non-GAAP)				$16,255

Diluted shares used in computing earnings per share				45,053

Adjusted earnings per share (Non-GAAP)
Diluted				$0.36

Note: Included in GAAP and non-GAAP adjusted net income was approximately $2.2 million, net of tax, non-cash share-based compensation expense. Excluding this expense, both GAAP and non-GAAP adjusted diluted earnings per share (“EPS”) would have increased by an additional $0.05 per share.
For the three months ended December 31, 2008:

		Other
	Operating	Income	Income Tax
	Expenses	(Expense)	Provision	Net Income
GAAP				$8,657

Earnings per share (GAAP)
Diluted				$0.21

Adjustments to reconcile net income to adjusted net income:

Amortization of acquisition related intangible assets	1,431	—	(401)	1,030

Restructuring	4,089	—	(1,063)	3,026

Gain on extinguishment of debt	—	(15,697)	6,122	(9,575)

Amortization of debt discount	—	2,617	(1,021)	1,596

Adjusted (Non-GAAP)				$4,734

Diluted shares used in computing earnings per share				41,817

Adjusted earnings per share (Non-GAAP)
Diluted				$0.11

Note: Included in GAAP and non-GAAP adjusted net income was approximately $1.6 million, net of tax, non-cash share-based compensation expense. Excluding this expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.04 per share.

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME — Con’t
(in thousands, except per share data)
(unaudited)
For the twelve months ended December 31, 2009:

		Other
	Operating	Income	Income Tax
	Expenses	(Expense)	Provision	Net Income
GAAP				$7,513

Earnings per share (GAAP)
Diluted				$0.17

Adjustments to reconcile net income to adjusted net income:

Amortization of acquisition related intangible assets	4,665	—	(1,308)	3,357

Restructuring	(440)	—	(86)	(526)

Gain on extinguishment of debt	—	(1,164)	454	(710)

Forgiveness of debt	—	(1,437)	180	(1,257)

Amortization of debt discount	—	8,302	(3,238)	5,064

Taxes on repatriation of foreign earnings	—	—	10,631	10,631

Adjusted (Non-GAAP)				$24,072

Diluted shares used in computing earnings per share				43,449

Adjusted earnings per share (Non-GAAP)
Diluted				$0.55

Note: Included in GAAP and non-GAAP adjusted net income was approximately $7.0 million, net of tax, non-cash share-based compensation expense. Excluding this expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.16 per share.
For the twelve months ended December 31, 2008:

	Cost of		Other
	Goods	Operating	Income	Income Tax
	Sold	Expenses	(Expense)	Provision	Net Income
GAAP					$28,239

Earnings per share (GAAP)
Diluted					$0.66

Adjustments to reconcile net income to adjusted net income:

Amortization of acquisition related intangible assets	—	3,706	—	(1,038)	2,668

Inventory valuations and deprecation adjustments	5,388	—	—	(2,873)	2,515

In-process research and development	—	7,865	—	—	7,865

Restructuring	—	4,089	—	(1,063)	3,026

Gain on extinguishment of debt	—	—	(15,697)	6,122	(9,575)

Currency hedge on purchase price	—	—	1,540	(570)	970

Amortization of debt discount	—	—	10,690	(4,169)	6,521

Adjusted (Non-GAAP)					$42,229

Diluted shares used in computing earnings per share					42,638

Adjusted earnings per share (Non-GAAP)
Diluted					$0.99

Note: Included in GAAP and non-GAAP adjusted net income was approximately $6.4 million, net of tax, non-cash share-based compensation expense. Excluding this expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.15 per share.

ADJUSTED NET INCOME
This measure consists of generally accepted accounting principles (“GAAP”) net income, which is then adjusted solely for the purpose of adjusting for amortization of acquisition related intangible assets, restructuring costs, gain (loss) on extinguishment of debt, amortization of debt discount, inventory valuations and depreciation adjustments, in-process research and development (“IPR&D”) expense, forgiveness of debt, taxes on repatriation of earnings and currency hedge on purchase price, as discussed below. Excluding restructuring costs, gain (loss) on extinguishment of debt, inventory valuations and depreciation adjustments, IPR&D expense, forgiveness of debt, taxes on repatriation of earnings and currency hedge on purchase price provides investors with a better depiction of the Company’s operating results and provides a more informed baseline for modeling future earnings expectations. Excluding the amortization of acquisition related intangible assets and amortization of debt discount allows for comparison of the Company’s current and historic operating performance. The Company excludes the above listed items to evaluate the Company’s operating performance, to develop budgets, to determine incentive compensation awards and to manage cash expenditures. Presentation of the above non-GAAP measures allows investors to review the Company’s results of operations from the same viewpoint as the Company’s management and Board of Directors. The Company has historically provided similar non-GAAP financial measures to provide investors an enhanced understanding of its operations, facilitate investors’ analyses and comparisons of its current and past results of operations and provide insight into the prospects of its future performance. The Company also believes the non-GAAP measures are useful to investors because they provide additional information that research analysts use to evaluate semiconductor companies. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results and may differ from measures used by other companies. The Company recommends a review of net income on both a GAAP basis and non-GAAP basis be performed to get a comprehensive view of the Company’s results. The Company provides a reconciliation of GAAP net income to non-GAAP adjusted net income.
Detail of non-GAAP adjustments:
Amortization of acquisition related intangible assets – The Company excluded the amortization of its acquisition related intangible assets including developed technologies and customer relationships. The fair value of the acquisition related intangible assets, which was allocated to the assets through purchase accounting, is amortized using straight-line methods which approximate the proportion of future cash flows estimated to be generated each period over the estimated useful lives of the applicable assets. The Company believes the exclusion of the amortization expense of acquisition related assets is appropriate as a significant portion of the purchase price for its acquisitions was allocated to the intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses. In addition, the Company excluded the amortization expense as there is significant variability and unpredictability across companies with respect to this expense.
Restructuring costs – The Company recorded various restructuring charges to reduce its cost structure in order to enhance operating effectiveness and improve profitability. These restructuring activities impacted various functional areas of the Company’s operations in several locations and were undertaken to meet specific business objectives in light of the facts and circumstances at the time of each restructuring event. These restructuring charges are excluded from management’s assessment of the Company’s operating performance. The Company believes the exclusion of the restructuring charges provides investors an enhanced view of the cost structure of the Company’s operations and facilitates comparisons with the results of other periods that may not reflect such charges or may reflect different levels of such charges.
Gain (loss) on extinguishment of debt – The Company excluded the gains and losses from extinguishment of debt from the repurchase of its 2.25% Convertible Senior Notes (“Notes”). These gains and losses were excluded from management’s assessment of the Company’s core operating performance. The Company believes the exclusion of the gains and losses on extinguishment of debt provides investors an enhanced view of gains and losses the Company may incur from time to time and facilitates comparisons with results of other periods that may not reflect such gains or losses.
Amortization of debt discount – The Company excluded the amortization of debt discount on its Notes. This amortization was excluded from management’s assessment of the Company’s core operating performance. Although the amortization of debt discount is recurring in nature, the expected life of the Notes is five years as that is the earliest date in which the Notes can be put back to the Company at par value. As such, the amortization period ends October 1, 2011, at which time the Company will no longer be recording an amortization of debt discount. In addition, the Company has repurchased some of its Notes, which can make the principal amount outstanding and related amortization vary from period to period, and as such the Company believes the exclusion of the amortization facilitates comparisons with the results of other periods that may reflect different principal amounts outstanding and related amortization.
Inventory valuations and depreciation adjustments – The Company excluded the inventory valuation and depreciation adjustments. Under GAAP, the Company adjusted the inventory acquired from Zetex to account for the reasonable profit allowance for the selling effort on finished goods inventory and the reasonable profit allowance for the completing and selling effort on the work-in-process inventory. The Company believes the exclusion of this non-cash adjustment provides investors useful information facilitating an understanding of our gross profit and margins as this impact reduces our gross profit and margins to percentages lower than the Company has historically achieved and expect to achieve in the future. The exclusion of the depreciation expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses. In addition, the Company excluded the deprecation expense as there is significant variability and unpredictability across companies with respect to this expense.
IPR&D expense – The Company excluded IPR&D expense, which is non-cash and related to the acquisition of Zetex, from its non-GAAP results. Under GAAP, the Company immediately expensed all the acquired IPR&D as it had not yet reached technological feasibility and had no alternative further use as of the date of acquisition. The Company believes the exclusion of this adjustment provides investors useful information facilitating an understanding of earnings as this impact reduces our earnings to amounts lower than the Company has historically achieved and expect to achieve in the future.
Forgiveness of debt – The Company excluded the forgiveness of debt related to one of its Asia subsidiaries in the second quarter of 2009. This forgiveness of debt is excluded from management’s assessment of our operating performance. The Company believes the exclusion of the forgiveness of debt provides investors an enhanced view of the adjustment the Company may incur from time to time and facilitates comparisons with the results of other periods that may not reflect such gains.
Taxes on repatriation of earnings – The Company excluded the non-cash income tax expense related to the repatriation of earnings. During the first quarter of 2009, the Company repatriated approximately $28.5 million of accumulated earnings from one of its Chinese subsidiaries, resulting in additional non-cash federal and state income tax expense. The Company intends to permanently reinvest overseas all of its remaining earnings from its foreign subsidiaries. The Company believes the exclusion of the non-cash income tax expense related to the repatriation of earnings provides investors an enhanced view of a one-time occurrence and facilitates comparisons with results of other periods that do not reflect such a non-cash income tax expense.
Currency hedge on purchase price – The Company incurred a one-time, non-cash currency hedge loss related to the Zetex acquisition in the second quarter of 2008. This currency hedge loss is excluded from management’s assessment of our operating performance for 2008. The Company believes the exclusion of the currency hedge loss provides investors an enhanced view of the one-time adjustment the Company may incur from time to time and facilitates comparisons with the results of other periods that may not reflect such charges.
ADJUSTED EARNINGS PER SHARE
This non-GAAP financial measure is the portion of the Company’s GAAP net income assigned to each share of stock, excluding amortization of acquisition related intangible assets, restructuring costs, gain (loss) on extinguishment of debt, amortization of debt discount, inventory valuations and depreciation adjustments, IPR&D expense, forgiveness of debt, taxes on repatriation of earnings and currency hedge on purchase price, as described above. Excluding restructuring costs, gain (loss) on extinguishment of debt, inventory valuations and depreciation adjustments, IPR&D expense,forgiveness of debt, taxes on repatriation of earnings and currency hedge on purchase price provides investors with a better depiction of the Company’s operating results and provides a more informed baseline for modeling future earnings expectations, as described in further detail above. Excluding the amortization of acquisition related intangible assets and amortization of debt discount allows for comparison of the Company’s current and historic operating performance, as described in further detail above. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results and may differ from measures used by other companies. The Company recommends a review of diluted earnings per share on both a GAAP basis and non-GAAP basis be performed to obtain a comprehensive view of the Company’s results. Information on how these share calculations are made is included in the reconciliation table provided.

Free Cash Flow (FCF) of $43.1 million is a non-GAAP financial measure, which is calculated by taking cash flow from operations less capital expenditures ($65.5 million – $22.4 million). FCF represents the cash and cash equivalents that we are able to generate after taking into account investments required to maintain or expand property, plant and equipment. FCF is important because it allows us to pursue opportunities to develop new products, make acquisitions and reduce debt.

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED RECONCILIATION OF NET INCOME TO EBITDA
EBITDA represents earnings before net interest expense, income tax provision, depreciation and amortization. Management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties, such as financial institutions in extending credit, in evaluating companies in our industry and provides further clarity on our profitability. In addition, management uses EBITDA, along with other GAAP measures, in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing, operating in different income tax jurisdictions, and accounting effects of capital spending, including the impact of our asset base, which can differ depending on the book value of assets and the accounting methods used to compute depreciation and amortization expense. EBITDA is not a recognized measurement under GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, income from operations and net income, each as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures used by other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.
The following table provides a reconciliation of net income to EBITDA (in thousands, unaudited):

	Three Months Ended
	December 31,

	2008	2009
Net income (GAAP)	$8,657	$14,212
Plus:
Interest expense (income), net (1)	2,455	2,629
Income tax provision (benefit)	(4,416)	(3,622)
Depreciation and amortization	11,979	12,091

EBITDA (Non-GAAP)	$18,675	$25,310

	Twelve Months Ended
	December 31,

	2008	2009
Net income (GAAP)	$28,239	$7,513
Plus:
Interest expense, net (2)	7,743	10,902
Income tax provision (benefit)	(2,158)	1,302
Depreciation and amortization	49,512	47,170

EBITDA (Non-GAAP)	$83,336	$66,887

(1)	Includes $2.6 million and $1.8 million for the three months ended December 31, 2008 and 2009, respectively, of amortization of debt discount.

(2)	Includes $10.7 million and $8.3 million for the twelve months ended December 31, 2008 and 2009, respectively, of amortization of debt discount.

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
ASSETS
(in thousands)
(unaudited)

	December 31,	December 31,
	2008	2009
	(As Adjusted)
CURRENT ASSETS
Cash and cash equivalents	$103,496	$241,953
Short-term investment securities	—	296,600
Accounts receivable, net	74,574	102,989
Inventories	99,118	89,652
Deferred income taxes, current	4,028	7,834
Prepaid expenses and other	15,578	11,591

Total current assets	296,794	750,619

LONG-TERM INVESTMENT SECURITIES	320,625	—

PROPERTY, PLANT AND EQUIPMENT, net	174,667	162,988

OTHER ASSETS
Goodwill	56,791	68,075
Intangible assets, net	35,928	34,892
Other	5,907	5,324

Total assets	$890,712	$1,021,898

Note: The December 31, 2008 amounts were adjusted for the retrospective application of a change in accounting principle.

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
LIABILITIES AND EQUITY
(in thousands, except share data)
(unaudited)

	December 31,	December 31,
	2008	2009
	(As Adjusted)
CURRENT LIABILITIES
Lines of credit and short-term debt	$6,098	$299,414
Accounts payable	47,561	62,448
Accrued liabilities	31,195	31,151
Income tax payable	659	2,641
Current portion of long-term debt	1,339	373
Current portion of capital lease obligations	377	283

Total current liabilities	87,229	396,310

LONG-TERM DEBT, net of current portion
Convertible senior notes	155,451	121,333
Long-term borrowings	217,146	3,464

CAPITAL LEASE OBLIGATIONS, net of current portion	1,854	1,669
DEFERRED INCOME TAXES, non-current	6,485	7,743
OTHER LONG-TERM LIABILITIES	22,935	40,455

Total liabilities	491,100	570,974

COMMITMENTS AND CONTINGENCIES	—	—

EQUITY
Diodes Incorporated stockholders’ equity
Preferred stock — par value $1.00 per share; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock — par value $0.66 2/3 per share; 70,000,000 shares authorized; 41,378,816 and 43,729,304 issued and outstanding at December 31, 2008 and December 31, 2009,respectively	27,586	29,153
Additional paid-in capital	170,351	211,618
Retained earnings	240,661	248,174
Accumulated other comprehensive loss	(48,439)	(48,311)

Total Diodes Incorporated stockholders’ equity	390,159	440,634

Noncontrolling interest	9,453	10,290

Total equity	399,612	450,924
Total liabilities and equity	$890,712	$1,021,898

Note: The December 31, 2008 amounts were adjusted for the retrospective application of a change in accounting principle.